EXHIBIT 5.1
January 14, 2011
Local.com Corporation
7555 Irvine Center Drive
Irvine, CA 96618
RE: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Local.com Corporation, a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration and the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, of up to 8,000,000 shares of common stock, par value $0.00001 per share, of the Company (the “Shares”).
We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed:
(a)	the authenticity of original documents and the genuineness of all signatures;

(b)	the conformity to the originals of all documents submitted to us as copies;

(c)	the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;

(d)	that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and will comply with all applicable laws;

(e)	that the Registration Statement will be effective and will comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement;

(f)	that a prospectus supplement will have been filed with the Commission describing the Shares offered thereby and will comply with all applicable laws;

(g)	that all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(h)	that the offer, issuance, sale and delivery of the Shares will not violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(i)	that a definitive underwriting, purchase or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(j)	with respect to any Shares offered, that there will be sufficient shares of common stock authorized under the Company’s certificate of incorporation and not otherwise reserved for issuance.
Based on such examination and assumptions, we are of the opinion that the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable when:
(a)	the Board of Directors of the Company or a duly constituted and acting committee thereof (the Board of Directors or such committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the Shares and related matters; and

(b)	certificates representing the Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and upon payment of the consideration therefor (which consideration per share is not less than the par value per Share).
We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware (including all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware or the Delaware constitution). This opinion is limited to the laws referred to above as in effect on the date hereof. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
/s/ BAKER & MCKENZIE LLP

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January 14, 2011